SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 13, 2009

FLEX FUELS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 St. Mary Axe London, United Kingdom	EC3A 8EP
(Address of principal executive offices)	(Zip Code)

+44(0)8445862780
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

(a) On January 13, 2009, Flex Fuels Energy, Inc. (the “Registrant” or the “Company”) notified BDO Stoy Hayward LLP (“BDO”) that it was dismissed as the Registrant’s independent registered public accounting firm. The decision to dismiss BDO as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.  Except as noted in the paragraph immediately below, the reports of BDO on the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006 and for the period from March 10, 2006 (date of inception) to December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 and for the period from March 10, 2006 (date of inception) to December 31, 2007 contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to   uncertainty with respect to Company’s ability to meet current cash requirements.

During the years ended December 31, 2007 and 2006 and for the period from March 10, 2006 (date of inception) to December 31, 2007  through January 13, 2009, the Company has not had any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such periods.

During the years ended December 31, 2007 and 2006 and for the period from March 10, 2006 (date of inception) to December 31, 2007 through January 13, 2009, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, save for the following:

On 24 October 2008, BDO Stoy Hayward LLP wrote to the then Chief Executive Officer setting out their concerns that Board unrest appeared to have the capacity to impair its ability to exercise effective oversight over the company. There was no disagreement with BDO Stoy Hayward LLP over this issue at the time or since and the principal recommendation made by them in their letter, being the creation of an audit committee made up of appropriately qualified Non-Executive Directors, is now being given full consideration by the Board.

The Company provided BDO with a copy of this disclosure set forth under this Item 4.01 and BDO was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from BDO is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On January 13, 2009  (the “Engagement Date”), the Company engaged RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2008. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)       Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from BDO Stoy Hayward LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX FUELS ENERGY, INC.

January 20, 2009	By:	/s/ Thomas Barr
Thomas Barr
Chief Executive Officer and Director

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